 Exhibit 1A-2B

Exhibit 2 – Articles of Incorporation and Company Bylaws

BY-LAWS

OF

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

a Florida corporation

(in effect as of July 20, 2018)

Section 4.7	The Treasurer.	6
Section 4.8	Assistant Treasurers.	6
Section 4.9	The Secretary.	6
Section 4.10	Assistant Secretaries.	6
Section 4.11	Duties of the Officers May be Delegated.	6
Section 4.12	Compensation.	7

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ii

BY-LAWS

OF

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

a Florida Corporation

ARTICLE I
OFFICES

Section 1.1 Registered Office and Agent.  The registered office of Tuscan Gardens Senior Living Communities, Inc., a Florida corporation (the “Corporation”), shall be located at 189 South Orange Street, City of Orlando, County of Orange, State of Florida 32801. The name of its registered agent at such address is the Securities Transfer Corporation. The Corporation may have other offices at such places, both within and without of the State of Florida, as the Board of Directors of the Corporation (the “Board of Directors” and each member of the Board of Directors, a “Director”) may from time to time determine or the business of the Corporation may require.

Section 1.2 Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its shares ledger, books of account and minute books, may be maintained on any information storage device, third party provider, or method; provided, however, that any records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any such records within a reasonable timeframe upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
MEETINGS OF THE SHAREHOLDERS

Section 2.1 Annual Meetings.  The annual meeting of the voting shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of meeting.

Section 2.2 Special Meetings.  Special meetings of voting shareholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 2.3 Place of Meetings.  The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual meeting or special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211(a)(2) of the Florida Business Corporations Act (the “FBCA”).

Section 2.4 Adjournments.  Any meeting of the voting shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and, as applicable, place and means of remote communication are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each voting shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for voting shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.5 Notice of Meetings.  Notice of the place, if any, date, hour, the record date for determining the voting shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of the voting shareholders shall be given by the Corporation in accordance with this Section 2.5 and Article VI of these By-Laws, not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every shareholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.

Section 2.6 Quorum.  Unless otherwise required by law, the Corporation’s Articles of Incorporation (the “Articles of Incorporation”) or these By-Laws, at each meeting of the shareholders, holders of a majority of the shares of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.4 of these By-Laws, until a quorum shall be present or represented. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

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 Section 2.7 Conduct of Meetings.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chair of the Board, or in his or her absence or inability to act, President, or, in his or her absence or inability to act, an officer of the Corporation whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. the Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting, (c) rules and procedures for maintaining order at the meeting and the safety of those present, (d) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine, (e) restrictions on entry to the meeting after the time fixed for the commencement thereof and (f) limitations on the time allotted for questions or comments by participants.

Section 2.8 Voting; Proxies.  Except as required by applicable law or the Articles of Incorporation, the vote at any election or upon any question at any meeting of the shareholders need not be by written ballot. Notwithstanding the immediately preceding sentence, the Board of Directors, in its discretion, or the chair presiding at a meeting of the shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. Except as otherwise required by law, the Articles of Incorporation, the provisions regarding the election of Directors set forth in Section 3.2 of these By-Laws, or the provisions of any shareholders’ agreement between the Corporation and its shareholders, as the same may be established, amended, modified, supplemented or restated from time to time in accordance with the terms of the Governing Documents, any matter brought before any meeting of shareholders shall be decided by the affirmative vote of the majority of the shares of Common Shares, $1.00 par value per share (“Common Shares”) voting as a single class, present in person or represented by proxy at the meeting and entitled to vote on the matter. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.9 Action by Written Consent.

(a)       Unless otherwise provided in the Articles of Incorporation, any action that is required to or otherwise may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding voting shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Florida, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every written consent shall bear the date of signature of each voting shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.9(a), written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a shareholder shall be deemed to be written, signed and dated for purposes of this Section 2.9(a) to the extent permitted by law. Any such consent shall be delivered in accordance with the FBCA. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(b)       Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those voting shareholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. If the action which is consented to is such as would have required the filing of a certificate under any section of the FBCA if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in the FBCA.

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 Section 2.10 List of Voting Shareholders.  The officer of the Corporation who has charge of the share ledger shall prepare a complete list of the shareholders entitled to vote at any meeting of the voting shareholders (provided, however, if, pursuant to Section 2.11, the record date for determining the shareholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each shareholder and the number of shares of each voting class of authorized capital of the Corporation registered in the name of each shareholder. Such list shall be open to the examination of any voting shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to access such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any shareholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any voting shareholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the share ledger of the Corporation shall be the only evidence as to who are the voting shareholders entitled to examine the share ledger and the list of voting shareholders or to vote in person or by proxy at any meeting of the shareholders.

Section 2.11 Record Date.

(a)       In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the voting shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for voting shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote therewith at the adjourned meeting.

(b)       In order that the Corporation may determine the voting shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining voting shareholders entitled to consent to corporate action in writing without a meeting shall be determined as follows: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Florida, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)       In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1 General Powers.  The business and affairs of the Corporation shall be managed by and/or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Articles of Incorporation, these By-Laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.2 Number; Election; Term of Office.  The number of Directors constituting the entire Board of Directors shall be no fewer than (3) nor more than five (5). The exact number of Directors shall be set within such limits from time to time by the affirmative vote of a majority of the voting shareholders or by resolution of the Board of Directors. The number of Directors shall be initially set at three (3) comprised of Larry Pino, William N. Johnston, and Christopher P. Young. Each director shall be elected by a plurality of all the votes cast by the holders of Common Shares, voting together as a single class, at a meeting of shareholders duly called and at which a quorum is present. Directors who are elected at an annual meeting of shareholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal.

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Section 3.3 Vacancies.  A vacancy occurring on the Board of Directors, including, without limitation, a vacancy created by an increase in the authorized number of Directors or resulting from the shareholders’ failure to elect the full authorized number of Directors, may be filled by a vote of a majority of the Directors then in office or, if the Directors remaining in office constitute less than a quorum of the Directors, by the affirmative vote of a majority of all remaining Directors or by the sole remaining Director. If the vacant office was held by a Director elected by a voting group, only the remaining Director or Directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

Section 3.4 Removal; Resignation.  Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the outstanding voting shares entitled to vote at an election of Directors. If a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If any Directors are so removed, new Directors may be elected at the same meeting. Any Director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later time or upon the happening of some later event.

Section 3.5 Reliance upon Records.  Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters any Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s shares might properly be purchased or redeemed.

Section 3.6 Compensation.  Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a fixed quarterly fee or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.7 Meetings.  Regular meetings of the Board of Directors may be held without notice at such times as may be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board, the President or at least two-thirds of the number of Directors constituting the whole board, on at least three (3) days’ notice to each Director given by one of the means specified in Article VI of these By-Laws (other than by mail), or on at least five (5) days’ notice if given by mail.

Section 3.8 Place of Meetings.  Meetings of the Board of Directors may be held at such place within or without the State of Florida as shall be stated in the notice of meeting or waiver thereof or, in the case of a regular meeting of the Board of Directors, as determined by the Board of Directors. Any Director may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.9 Adjourned Meetings.  A majority of the Directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least three (3) days’ notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.10 Quorum.  At all meetings of the Board of Directors, a majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, then a majority of the Directors present may adjourn the meeting from time to time to another date, place or time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11 Action by Majority Vote.  Except as otherwise expressly required by these By-Laws, the Articles of Incorporation or by applicable law, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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 Section 3.12 Director Action Without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing (which may be by facsimile, electronic mail or other similar transmission), and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.13 Committees of the Board of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. To the extent permitted by the FBCA, any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV
OFFICERS

Section 4.1 Generally.  The Board of Directors shall elect the officers of the Corporation, and such officers shall consist of the President, and Secretary and Treasurer. The Board of Directors, in its discretion, may also elect a Chair of the Board (who must be a Director), a Chief Financial Officer and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers and agents as it shall deem necessary and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any two or more offices may be held by the same person.

Section 4.2 Term; Removal; Vacancy.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected and/or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.3 The Chair of the Board.  The Chair of the Board, if any, shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

Section 4.4 The President.  The President of the Corporation shall have general supervision, direction and control of the business and the officers of the Corporation and shall have the general powers and duties of management incident to the office of the President and any other duties as may be from time to time assigned to the President by the Board of Directors.

Section 4.5 Vice Presidents.  In the absence of the President or in the event of such person’s inability or refusal to act, the Vice President, if there be any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In addition to the foregoing, the Vice President shall have the general powers and duties usually assumed by the office of Vice President of a corporation and shall have such other powers and perform such other duties as may be specifically prescribed from time to time by the Board of Directors and/or the President.

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 Section 4.6 The Chief Financial Officer.  The Chief Financial Officer, if any, shall have overall supervision of the financial operations of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by the Board of Directors. The Chief Financial Officer shall render to the President and/or the Board of Directors, upon request, an account of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. In addition to the foregoing, the Chief Financial Officer shall have the general powers and duties usually assumed by the office of chief financial officer of a corporation and shall have such other powers and perform such other duties as may be specifically prescribed from time to time by the Board of Directors and/or the President.

Section 4.7 The Treasurer.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records with respect to all bank accounts, deposit accounts, cash management accounts and other investment and financial accounts of the Corporation. The books of account shall at all reasonable times be open to inspection by the Board of Directors. The Treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors and shall render to the Chief Financial Officer, the President and/or the Board of Directors, upon request, an account of all his or her transactions as treasurer. In addition to the foregoing, the Treasurer shall have the general powers and duties usually assumed by the office of treasurer of a corporation and shall have such other powers and perform such other duties as may be specifically prescribed from time to time by the Board of Directors and/or the President.

Section 4.8 Assistant Treasurers.  The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event the Treasurer is not able or refuses to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be specifically prescribed from time to time by the Board of Directors and/or the President.

Section 4.9 The Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same, provided that the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. In addition to the foregoing, the Secretary shall have the general powers and duties usually assumed by the office of secretary of a corporation and shall have such other powers and perform such other duties as may be specifically prescribed from time to time by the Board of Directors and/or the President.

Section 4.10 Assistant Secretaries.  The Assistant Secretary, if any, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event the Secretary is not able or refuses to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be specifically prescribed from time to time by the Board of Directors and/or the President.

Section 4.11 Duties of the Officers May be Delegated.  In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any Director.

Accordingly, the approval of the Board of Directors is required in connection with:

(a)	The admission of an additional Common Shareholder;

(b)	The initiation of a proceeding for the bankruptcy of the Company;

(c)	The change in the business or purpose of the Company;

(d)	The approval of a merger, conversion or the application of any statute (the application of which is elective) to the Company;

(e)	Trading for or in the Company’s proprietary account, except for any normal operating error account;

(f)	The amendment of this Agreement or any action taken in violation of this Agreement;

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(g)	The determination of the amount of, and the making of, Dividends;

(h)	The determination of the amount of, and the making of, the transfer of any Fund Company Property to any person or entity;

(i)	Assumption of debt by the Company or its affiliates; including but not limited to, the borrowing of money and issuing of evidences of mortgage and subordinate institutional indebtedness in an amount equal to ninety-two (92.0%) or more of the total fair market value of the Company Properties once completed, as is necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and securing the same by mortgage, pledge, or other lien thereon;

(j)	The institution, prosecution, and defense of any Proceeding in the Company's name;

(k)	The investment and reinvestment of the Company's funds, and receipt and holding of Company Property as security for repayment;

(l)	The sale, exchange, transfer, Distribution, or other Disposition of all, or substantially all, of the Company Property; and

(m)	The redemption of all or any portion of the Preferred Shareholder’s Preferred Shares.

Management is authorized to oversee and make decisions regarding:

(a)	The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without Florida;

(b)	The appointment of employees and agents of the Company, the defining of their duties, and the establishment of their annual compensation;

(c)	The payment of compensation, or additional compensation to a Shareholder and employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

(d)	The purchase of liability and other insurance to protect the Company's Property and business and the purchase of insurance on the life of any of the Shareholders or employees for the benefit of the Company;

(e)	The employment of accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Fund funds; and

(f)	The doing and performing of all other acts as may be necessary or appropriate to carry out the Company's day to day business.

(g)	The negotiation and execution of contracts, partnerships, and joint venture relationships with other parties in order to facilitate the successful acquisition, construction, development, and operation of Company Properties; and

(h)	Negotiate and receive advances that are required to address economic or financial shortfalls on behalf of the Company or its affiliates, including without limitation advances from the Asset Manager or its Affiliates (“Affiliate Advances”). In the event of Affiliate Advances, any such Affiliate Advances shall be reimbursed to the advancing party by the Company or its affiliates with accrued interest at a monthly rate of one (1.0%) percent on such advances prior to any return of any shareholder capital.

Section 4.12 Compensation.  The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

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ARTICLE V
SHARE CERTIFICATES; TRANSFER

Section 5.1 Certificates; Signatures.  The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such shares. Any such resolution shall not apply to shares previously represented by a certificate until such certificate is surrendered to the Corporation. The certificates representing shares of each class shall be signed by, or in the name of, the Corporation by the President or any Vice President, and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 5.2 Transfers of Shares.  Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President, any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares but shall not otherwise be required to recognize the transfer of fractional shares.

Section 5.3 Transfer Agents and Registrars.  The Board of Directors may, in its discretion, appoint responsible banks or trust companies or other qualified institutions to act as transfer agents or registrars of the shares of the Corporation. Any such bank, trust company or other qualified institution appointed to act as transfer agent or registrar of the shares of the Corporation shall transfer shares of the Corporation in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.

Section 5.4 Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 5.5 Additional Rules and Regulations.  The Board of Directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificated or uncertificated shares of the Corporation. All references to shares in these By-Laws shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Corporation.

Section 5.6 Encumbrance. Any Shareholder of record holding any Common Shares or Preferred Shares of the Company (collectively, the “Securities”), may pledge or encumber any of the Securities or any interest therein.

Section 5.7 Redemption. There are no redemption rights associated with the Common Shares or Preferred Shares.

ARTICLE VI
NOTICES

Section 6.1 Manner of Notices.

(a)       Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, whenever notice is required to be given to any shareholder, Director or member of any committee of the Board of Directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mail, first class postage prepaid, addressed, (iii) delivering by overnight or second day mail or delivery, (iv) delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier or (v) any other reliable means permitted by applicable law (including, subject to this Section 6.1, electronic transmission) to such shareholder, Director or member, either at the address of such shareholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address, and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be.

(b)       Without limiting the foregoing, any notice to any shareholder, Director or member of any committee of the Board of Directors given by the Corporation pursuant to these By-Laws shall be effective if given by a form of electronic transmission consented to by such shareholder, Director or member to whom the notice is given. Any such consent shall be revocable by such shareholder, Director or member by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice, provided that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given to any shareholder, Director or member by a form of electronic transmission in accordance with these By-Laws shall be deemed given as follows: (1) if by facsimile telecommunication, when directed to a number at which such shareholder, Director or member has consented to receive notice, (2) if by electronic mail, when directed to an electronic mail address at which such shareholder, Director or member has consented to receive notice, (3) if by a posting on an electronic network, together with separate notice to such shareholder, Director or member of such specific posting, upon the later of such posting and the giving of such separate notice or (4) if by another form of electronic transmission, when directed to such shareholder, Director or member.

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Section 6.2 Waivers.  Whenever any notice is required to be given under applicable requirements of law or pursuant to the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance by a Director or shareholder at a meeting shall constitute a waiver of notice of such meeting except when such Director or shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Any shareholder or Director so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

ARTICLE VII
FORUM SELECTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event of a dispute regarding this Agreement or the respective rights of the parties hereunder, the parties agree to submit such dispute exclusively to binding arbitration, as legally enforceable based on case law as upheld by the U.S. Supreme Court, in Orlando, Florida before an arbitration panel consisting of three professional arbitrators with each of two arbitrators selected by the parties and the final third arbitrator selected by the selected two arbitrators. Any such arbitration shall be restricted to the party filing the arbitration and shall not be a joint or multiple arbitration reflecting more than one party and shall be commenced within fifteen (15) days of selection of the arbitrator and the discovery rules contained in the Florida Rules of Civil Procedure shall apply to all such proceedings. The arbitrator shall order all remedies permitted by law, award attorney's fees and costs to the prevailing party, and require that the entire proceeding, including the existence of the proceeding, be held confidential by the parties, and shall not be disclosed by any party. Any and all orders issued by the arbitrator shall be enforced by a state court of competent jurisdiction located in Orlando, Orange County, Florida. Notwithstanding the foregoing, by agreeing to the arbitration provision, Investors will not be deemed to have waived the Company’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

ARTICLE VIII
DIVIDENDS

Unless otherwise provided in the Articles of Incorporation and subject to applicable law and pursuant to the Corporation’s dividend policy in place from time to time, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders. The division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Ratification.  Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, officer or shareholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the shareholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 9.2 Fiscal Year.  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

Section 9.3 Bank Accounts and Drafts.  The funds of the Corporation shall be deposited to its credit in such banks, trust companies or other financial institutions as may be determined from time to time by the Board of Directors, the Chief Financial Officer or any other officer designated by the Board of Directors. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

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Section 9.4 Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 9.5 Corporate Seal.  The Corporation may have a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

Section 9.6 Inspection of Books.  The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the shareholders, appropriate share books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation. The Board of Directors shall have power to keep all such books, documents and accounts of the Corporation outside of the State of Florida, except as otherwise expressly provided by law.

Section 9.7 Section Headings.  The headings of the Articles and Sections of these By-Laws are inserted for convenience or reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

Section 9.8 Conflict with Applicable Law or Articles of Incorporation.  These By-Laws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these By-Laws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

ARTICLE X
LIMITATION OF LIABILITY; INDEMNITY

Section 10.1 Limitation of Liability.  No person who was or is a Director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for breach of the duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under the FBCA or (d) for any transaction from which the Director derived an improper personal benefit. If the FBCA is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of Directors for breach of fiduciary duty as a Director, then the personal liability of a Director to this Corporation or its shareholders shall be eliminated or limited to the full extent permitted by the FBCA, as so amended. For purposes of this Article X, “fiduciary duty as a Director” shall include any fiduciary duty arising out of serving at the request of this Corporation as a Director of another corporation, partnership, joint venture, trust or other enterprise, and “personally liable to the Corporation” shall include any liability to such other Corporation, partnership, joint venture, trust or other enterprise, and any liability to this Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of this Section 10.1 by the shareholders of this Corporation shall not adversely affect the elimination or limitation of the personal liability of a Director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the effective date of this Article X.

Section 10.2 Indemnity

(a)       The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and other expenses (including reasonable attorneys’ fees) (“Expenses”), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding and any appeal thereof if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. For purposes of this Section 10.2, “serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise” shall include any service by a Director or officer of the Corporation as a director, officer, employee, agent or fiduciary of such other corporation, partnership, joint venture, trust or other enterprise, or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise.

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(b)       The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity against Expenses actually and reasonably incurred by him or her in connection with the investigation, defense or settlement of such action or suit and any appeal thereof if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Orange of Florida or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Court of Orange of Florida or such other court shall deem proper.

(c)       To the extent that any person referred to in Section 10.2(a) or Section 10.2(b) has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

(d)       Any indemnification under Section 10.2(a) or Section 10.2(b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10.2(a) or Section 10.2(b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the shareholders.

(e)       Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding and appeal upon receipt by the Corporation of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

(f)       The determination of the entitlement of any person to indemnification under Section 10.2(a), Section 10.2(b) or Section 10.2(c) or to advancement of Expenses under Section 10.2(e) shall be made promptly, and in any event within thirty (30) days after the Corporation has received a written request for payment from or on behalf of a Director or officer and payment of amounts due under such sections shall be made immediately after such determination. If no disposition of such request is made within said thirty (30) days or if payment has not been made within ten (10) days thereafter, or if such request is rejected, the right to indemnification or advancement of Expenses provided by this Section 10.2 shall be enforceable by or on behalf of the Director or officer in any court of competent jurisdiction. In addition to the other amounts due under this Section 10.2, Expenses incurred by or on behalf of a Director or officer in successfully establishing his or her right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Corporation.

(g)       The indemnification and advancement of Expenses provided by this Section 10.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or while employed by or acting as a Director or officer of the Corporation or as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Section 10.2, the Corporation shall indemnify or make advancement of Expenses to any person referred to in Section 10.2(a) or Section 10.2(b) to the full extent permitted under the laws of Florida and any other applicable laws, as they now exist or as they may be amended in the future.

(h)       All rights to indemnification and advancement of Expenses provided by this Section 10.2 shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation who serves, served or has agreed to serve in such capacity, or at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise, at any time while this Section 10.2 and the relevant provisions of the FBCA or other applicable law, if any, are in effect. Any repeal or modification of this Section 10.2, or any repeal or modification of relevant provisions of the FBCA or any other applicable law, shall not in any way diminish any rights to indemnification of or advancement of Expenses to such Director or officer or the obligations of the Corporation.

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(i)       The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 10.2.

(j)       The Board of Directors may, by resolution, extend the provisions of this Section 10.2 pertaining to indemnification and advancement of Expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee, agent or fiduciary of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the corporation or any such other enterprise.

(k)       The invalidity or unenforceability of any provision of this Section 10.2 shall not affect the validity or enforceability of the remaining provisions of this Section 10.2.

ARTICLE XI
AMENDMENTS

These By-Laws of the Corporation may be amended, altered, changed, adopted and repealed or new By-Laws adopted, in each case, by the shareholders entitled to vote, provided that the Corporation may, in its Articles of Incorporation, confer the power to adopt, amend or repeal these By-Laws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the shareholders of the power, nor limit their power to adopt, amend or repeal these By-Laws.

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Effective as of this 20th day of July, 2018

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